                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):    January 9, 2002
                                                 ----------------------


                               Celsion Corporation
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

             Delaware                              000-14242                           52-1256615
-----------------------------------    ---------------------------------    ---------------------------------
   (State or Other Jurisdiction                   (Commission                        (IRS Employer
        of Incorporation)                        File Number)                     Identification No.)


10220-I Old Columbia Road, Columbia, Maryland                                              21046-1705
-----------------------------------------------------------------------------------------------------
(Address of principal executive office)                                                    (Zip Code)


Registrant's telephone number, including area code:  (410) 290-5390
                                                     ---------------------------

-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

On January 9, 2002, Celsion Corporation (the "Company") completed its private placement (the "Offering") of units ("Units") consisting of one share of common stock, par value $0.01 per share and a warrant to purchase one share of Celsion common stock, at a price of $0.50 per Unit. The Offering was conducted on a $3,000,000 - $5,000,000 (6,000,000 -10,000,000 Units) "minimum - maximum" basis, with an oversubscription allowance that permitted the Company to raise up to an additional $1,250,000 by selling up to 2,500,000 additional Units. The Company took in the maximum allowed gross proceeds of $6,250,000.

The Company commenced the Offering on October 11, 2001, with an initial termination date of November 30, 2001, subject to extension until January 31, 2002 at the election of the Company and its placement agent. On November 28, 2001, the Company and its placement agent elected to extend the term of the Offering and, as reported on a Current Report on Form 8-K dated December 13, 2001, on that date the Company completed a first closing on the Offering.

On January 10, 2002, the Company issued a press release regarding the final closing of the Offering. A copy of that press release is attached as Exhibit
99.1 to this Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CELSION CORPORATION



Date: January 11, 2002                   By: /s/ Anthony P. Deasey
                                             ---------------------------
                                             Anthony P. Deasey
                                             Senior Vice President - Finance and
                                             Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------
99.1              Registrant's Press Release dated January 10, 2002